UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

KeyBank Term Loan Agreement

As previously reported in its Current Report on Form 8-K filed on May 15, 2019, the Company’s operating partnership, CHP Partners, LP (the “Operating Partnership”), as borrower, KeyBank National Association (“KeyBank”) and certain participating lenders entered into a credit agreement (as amended from time to time, the “Credit Agreement”), which Credit Agreement provided for both (i) a $250 million senior unsecured revolving credit facility and (ii) a $265 million senior unsecured term loan facility. Additionally, as previously reported in its Current Report on Form 8-K filed on September 28, 2021, the Operating Partnership, KeyBank and certain participating lenders entered into a new term loan agreement (as amended from time to time, the “Term Loan Agreement”) which provided for an additional $150 million senior unsecured term loan facility to complement and become a part of the Company’s credit facilities.

On September 6, 2022, the Operating Partnership, KeyBank and certain participating lenders entered into a Second Amendment to Term Loan Agreement (i) adjusting the metrics for unencumbered pool value based on an agreed upon list of designated assets, (ii) modifying the concentration limit for a tenant of the Company, (iii) replacing all references to LIBOR with secured overnight financing rate (“SOFR”), (iv) adjusting the interest calculation and certain benchmark rates based on SOFR metrics, and (v) amending and restating the taxes, yield protection and illegality sections of the Term Loan Agreement (the “Term Loan Second Amendment”). Simultaneously therewith, the Operating Partnership, KeyBank and certain participating lenders entered into a Second Amendment to Credit Agreement memorializing the same changes to the Credit Agreement as those set forth in the Term Loan Second Amendment (the “Credit Agreement Second Amendment”).

In connection with the Term Loan Second Amendment and the Credit Agreement Second Amendment, the Company paid KeyBank and certain participating lenders a modification fee. Other than as set forth in the Term Loan Second Amendment and the Credit Agreement Second Amendment, no additional modifications to the Company’s credit facilities were made at this time.

The Term Loan Second Amendment and the Credit Agreement Second Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference solely for the purposes of this 2.03 disclosure. For additional information on the Company’s credit and term loan facilities, review the Company’s Current Reports on Form 8-K filed on May 15, 2019, September 28, 2021, and March 22, 2022.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Term Loan Second Amendment dated September 6, 2022.

10.2	Credit Agreement Second Amendment dated September 6, 2022.

104	Cover page Interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2022		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer and Treasurer